Exhibit 10.1

Rewards - Compensation
Management Short-Term Incentive –
Executive Officers
(STI) Plan

Purpose	The STI plan provides an annual performance-based cash bonus opportunity for eligible employees. This is intended to achieve a number of goals including:

	•	Emphasizing the Company’s commitment to competitive compensation practices;

	•	Driving a high performance culture;

	•	Assuring accountability;

	•	Focusing on results, not activity; and

	•	Reinforcing the importance of measurable and aligned goals and objectives.

Eligibility	These guidelines apply to Executive Officers. To receive payment under the STI Plan, the participant must be actively employed as of fiscal year-end.

Plan Design	The plan design is based on the following financial metrics.

	•	Operating Income/EBITDA

	•	Organic Revenue

	•	Earnings Per Share

	•	Gross Margin

	•	Contribution Margin

Each participant’s plan design will be based on the participant’s position. Details of the design are as follows:

	•	Region Standard

Metric & Weighting Per Metric
EPS	Region Organic Revenue	Region Operating Income ($)
30%	30%	40%

•	Corporate/Global

Metric & Weighting Per Metric
EPS	HBF Organic Revenue	HBF Operating Income ($)
30%	30%	40%

Rewards - Compensation
Management Short-Term Incentive –
Executive Officers
(STI) Plan

•	VP Sr, Emerging Markets

Metric & Weighting Per Metric
EPS	Emerging Markets Organic Revenue	Emerging Markets Contribution Margin	Hygiene Revenue	Hygiene Gross Margin
30%	20%	20%	15%	15%

•	VP Sr, Americas Adhesives

Metric & Weighting Per Metric
EPS	Americas Adhesives + Construction Products Organic Revenue	Americas Adhesives + Construction Products Operating Income	Packaging Revenue	Packaging Gross Margin
30%	20%	20%	15%	15%

•	VP Sr, Market Development

Metric & Weighting Per Metric
EPS	HBF Operating Income	Durable Assembly Revenue	Durable Assembly Gross Margin
30%	20%	25%	25%

Target

•	Each metric will have a target level of performance. Payout will be determined for each metric based on performance relative to target. The target levels of performance will be established at the beginning of each fiscal year.

Threshold

•	Threshold performance levels will be established for each metric as follows:

	•	Sales, Organic Revenue: 90% of target

	•	Operating Income/EBITDA: 80% of target

	•	EPS: 80% of target

	•	Gross Margin, Contribution Margin: 80% of target

•	Payout at the threshold level of performance will be 50% of the target allocated to that metric.

Rewards - Compensation
Management Short-Term Incentive –
Executive Officers
(STI) Plan

Superior

•	Superior performance levels will be established for each metric as follows:

	•	Sales, Organic Revenue: 110% of target

	•	Operating Income/EBITDA: 115% of target

	•	EPS: 115% of target

	•	Gross Margin, Contribution Margin: 115% of target

•	Payout at the superior level of performance will be 150% of the target allocated to that metric.

Superior Stretch Goal – Executive Committee

•	Additional superior goals will be established for metrics for the EC members as follows:

	•	Organic Revenue: 115% of target

	•	Operating Income/EBITDA: 125% of target

	•	EPS: 125% of target

	•	Gross Margin, Contribution Margin: 125% of target

•	Payout at the superior stretch goal will be 200% of the target allocated to that metric

See Appendix for payout schedule.

Payment

Payment will be made in cash, subject to taxes and deductions as applicable.

Payment will be made as close as possible to January 31 following the conclusion of the relevant Plan Year, but will be made no later than March 15th of the calendar year following the Plan Year.

Participant Status Changes

If a participant begins employment with the company during the Plan Year, bonus potential will be pro-rated for the time the participant was employed during the Plan Year.

If a participant transfers jobs and changes plan design standards, potential bonus will be pro-rated for the time spent in each job.

Administration

Participants may direct questions about the STI Plan to their local management or human resources representatives.

The Compensation Committee of the Board of Directors shall make a certification decision with respect to performance of financial metrics and consider extraordinary circumstances that may have positively or negatively impacted the achievement of the objectives. The Board or management in their discretion, reserves the right at any time to enhance, diminish or terminate all or any portion of any compensation plan or program, on a collective or individual basis.

Relevant Terms

Actively Employed - A full-time or part-time employee on the Company payroll. It excludes any employee who has been terminated from employment with the Company – voluntarily or involuntarily – in advance of fiscal year-end.

Company - H.B. Fuller Company and its wholly owned subsidiaries.

Rewards - Compensation
Management Short-Term Incentive –
Executive Officers
(STI) Plan

Eligible Earnings – To be determined by region/country.

Payment - The cash reward payable after conclusion of the Plan Year.

Plan Year – The relevant Company fiscal year.

Short Term Incentive (STI) Plan - The program described herein. May also be referred to as “STIP” or “STI Plan”.

Rewards - Compensation
Management Short-Term Incentive –
Executive Officers
(STI) Plan

Appendix

STIP Payment Schedule for EPS, Operating Income/EBITDA, Gross Margin, Contribution Margin

Metric Performance	Payout (as % of target)
125%	200.0%
124%	195.0%
123%	190.0%
122%	185.0%
121%	180.0%
120%	175.0%
119%	170.0%
118%	165.0%
117%	160.0%
116%	155.0%
115%	150.0%*
114%	146.7%
113%	143.3%
112%	140.0%
111%	136.7%
110%	133.3%
109%	130.0%
108%	126.7%
107%	123.3%
106%	120.0%
105%	116.7%
104%	113.3%
103%	110.0%
102%	106.7%
101%	103.3%
100%	100.0%
99%	97.5%
98%	95.0%
97%	92.5%
96%	90.0%
95%	87.5%
94%	85.0%
93%	82.5%
92%	80.0%
91%	77.5%
90%	75.0%
89%	72.5%
88%	70.0%
87%	67.5%
86%	65.0%
85%	62.5%
84%	60.0%
83%	57.5%
82%	55.0%
81%	52.5%
80%	50.0%

STIP Payment schedule for Organic Revenue

Metric Performance	Payout (as % of target)
115%	200.0%
114%	190.0%
113%	180.0%
112%	170.0%
111%	160.0%
110%	150.0%*
109%	145.0%
108%	140.0%
107%	135.0%
106%	130.0%
105%	125.0%
104%	120.0%
103%	115.0%
102%	110.0%
101%	105.0%
100%	100.0%
99%	95.0%
98%	90.0%
97%	85.0%
96%	80.0%
95%	75.0%
94%	70.0%
93%	65.0%
92%	60.0%
91%	55.0%
90%	50.0%

*	Executive Committee members have a maximum opportunity of 200%.

•	Payout is calculated for each incremental increase in performance (straight line interpolation).

Rewards - Compensation
Management Short-Term Incentive –
Executive Officers
(STI) Plan

Calculation Guidelines

1.	Company EPS. As reported adjusted for STIP & UPB accruals (see below).

2.	Organic Revenue. The reported revenue is adjusted for the following:

a.	Currency impact compared to budgeted exchange rates for Europe and Asia Pacific regions.

3.	HBF Operating Income. The reported operating income is adjusted for the following:

a.	STIP & UPB accruals (see below).

b.	Currency impact compared to budgeted exchange rates for the Europe and Asia Pacific regions.

4.	Fully allocated regional operating income.

a.	Regional operating income targets include corporate governance allocation at budget.

b.	For evaluating performance against target, the actual corporate governance allocation is adjusted to reflect Corporate STIP and UPB accruals at target.

c.	At the region level and one level below, corporate governance allocations will be included in determining targets and performance. Below these levels, the corporate governance allocation is not to be included in determining targets or performance.

5.	Impact of STIP & UPB accruals. For income related metrics, performance is evaluated assuming the STIP and UPB accruals are at target.

6.	North America. Basis of targets is US dollars. For purposes of determining performance against targets, there is to be no adjustment back to budgeted exchange rates for Canada.

7.	Europe.

a.	Revenue and operating income are in Euros.

b.	The actual corporate governance allocation will be converted to Euros at the budgeted exchange rate for determining performance against the operating income target.

8.	Latin America. Basis of targets is the US dollar. For purposes of determining performance against targets, there is to be no adjustment back to budgeted exchange rates for individual countries.

9.	Asia Pacific. For revenue and income metrics expressed in US dollars, the budgeted exchange rates will be used to assess performance.

Rewards - Compensation
Management Short-Term Incentive –
Executive Officers
(STI) Plan

10.	In calculating the results, the following adjustments will be made:

a.	Individual legal settlements (payments or receipts) with a value (net of insurance) of $3 million or greater will not be included in metric calculations.

b.	Any unbudgeted reorganization or restructuring-related items which cannot be offset by related benefits in the fiscal year will not be included in metric calculations.

c.	Unbudgeted acquisitions and divestitures will be excluded from all actual and target metric calculations, as applicable.

d.	Any unbudgeted asset write-downs in excess of $2 million will not be included in metric calculations.

e.	Adjustments needed to (1) correct any inadvertent errors or miscalculations made in setting a performance target for our key markets (such as Hygiene, Packaging, or Durable Assembly) and Emerging Markets or (2) account for changes resulting from new accounting definitions, requirements or pronouncements.